ITEM 77Q1(a)

Appendix A,dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust X,dated January 1,2002 as revised June 23,2004 and August 22, 2007, is contained in Post-Effective Amendment No.26 to the Registration Statement of MFS Series Trust XI (File Nos.33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.